Exhibit 99.1

FTI Consulting, Inc.

555 12th Street NW

Washington, D.C. 20004

+1.202.312.9100

Investor & Media Contact:

Mollie Hawkes

+1.617.747.1791

mollie.hawkes@fticonsulting.com

FTI Consulting Reports First Quarter 2020 Financial Results

•	First Quarter 2020 Revenues of $604.6 Million, Up 9.7% Compared to $551.3 Million in Prior Year First Quarter

•	First Quarter 2020 EPS of $1.49, Down 9.1% Compared to $1.64 in Prior Year First Quarter; First Quarter 2020 Adjusted EPS of $1.53, Down 6.1% Compared to $1.63 in Prior Year First Quarter

Washington, D.C., April 30, 2020 — FTI Consulting, Inc. (NYSE: FCN) today released financial results for the quarter ended March 31, 2020.

First quarter 2020 revenues of $604.6 million increased $53.3 million, or 9.7%, compared to revenues of $551.3 million in the prior year quarter. The increase in revenues was primarily driven by higher demand in the Corporate Finance & Restructuring, Forensic and Litigation Consulting, and Technology business segments, which was partially offset by a decline in demand in the Economic Consulting business segment compared to the prior year quarter. Net income of $56.7 million compared to $62.6 million in the prior year quarter. The decrease in net income was due to higher compensation, primarily related to an 18.5% increase in billable headcount and higher variable compensation, as well as higher selling, general and administrative (“SG&A”) expenses, which were only partially offset by the increase in revenues, foreign currency translation (“FX”) remeasurement gains and a lower effective tax rate compared to the prior year quarter. Adjusted EBITDA of $83.2 million, or 13.8% of revenues, compared to $96.1 million, or 17.4% of revenues, in the prior year quarter.

First quarter 2020 fully diluted earnings per share (“EPS”) of $1.49 compared to $1.64 in the prior year quarter. First quarter 2020 EPS included $2.2 million of non-cash interest expense related to the Company’s 2.0% convertible senior notes due 2023 (“2023 Convertible Notes”), which decreased EPS by $0.04. First quarter 2019 EPS included $2.1 million of non-cash interest expense related to the Company’s 2023 Convertible Notes, which decreased EPS by $0.04, and a $2.1 million tax gain related to the September 2018 sale of the Company’s Ringtail e-discovery software and related business, which increased EPS by $0.05. First quarter 2020 Adjusted EPS of $1.53, which excludes the non-cash interest expense, compared to Adjusted EPS of $1.63 in the prior year quarter.

Steven H. Gunby, President and Chief Executive Officer of FTI Consulting, commented, “First of all, I hope all of you who are reading this and your loved ones are healthy and safe. Many of us have been deeply affected by the impact of COVID-19, and in the wake of this pandemic, our key priorities are the health and well-being of our employees and making sure we are there for our clients, many of whom are facing some of their greatest challenges.”

Mr. Gunby continued, “In terms of our business, toward the end of the quarter, we began to see the effects of COVID-19 materialize. In some parts of our business, this has driven increased client demand and in other places substantially softened it. Because the magnitude and longevity of the specific impacts of COVID-19 on the world are still unfolding, there is greater uncertainty in forecasting the short-term impact on our business. I am nonetheless confident that the progress we have made over the last few years in terms of our client relationships, the breadth of our offerings, the capabilities of our people and the strength of our balance sheet has put FTI Consulting in the strongest position it has ever been in to weather the storm well, emerge from it strong and support our clients’ most critical needs throughout.”

Cash Position and Capital Allocation

Net cash used in operating activities of $123.6 million for the quarter ended March 31, 2020 compared to $102.1 million for the quarter ended March 31, 2019. The year-over-year increase in net cash used in operating activities was largely due to higher annual bonus payments and an increase in salaries related to the increase in headcount, which was partially offset by an increase in cash collected resulting from higher revenues compared to the prior year quarter.

During the quarter, the Company repurchased 450,198 shares of its common stock at an average price per share of $111.73 for a total cost of $50.3 million. As of March 31, 2020, approximately $116.3 million remained available for stock repurchases under the Company’s $500.0 million stock repurchase authorization.

Cash and cash equivalents of $223.1 million at March 31, 2020 compared to $179.2 million at March 31, 2019 and $369.4 million at December 31, 2019. Total debt, net of cash, of $143.2 million at March 31, 2020 compared to $137.0 million at March 31, 2019 and $(53.1) million at December 31, 2019. The sequential increase in total debt, net of cash, was primarily due to an increase in cash used in operating activities, which included annual bonus payments, as well as an increase in share repurchases.

First Quarter 2020 Segment Results

Corporate Finance & Restructuring

Revenues in the Corporate Finance & Restructuring segment increased $46.8 million, or 29.1%, to

$207.7 million in the quarter compared to $161.0 million in the prior year quarter. Excluding the estimated negative impact from FX, revenues increased $48.5 million, or 30.1%, compared to the prior year quarter. The increase in revenues was due to higher demand for restructuring and business transformation and transactions services. Acquisition-related revenues contributed $13.5 million compared to the prior year quarter. Adjusted Segment EBITDA of $48.9 million, or 23.6% of segment revenues, compared to $37.4 million, or 23.2% of segment revenues, in the prior year quarter. The increase in Adjusted Segment EBITDA was due to higher revenues, which was partially offset by higher compensation, primarily related to a 27.1% increase in billable headcount and higher variable compensation, as well as higher SG&A expenses.

Forensic and Litigation Consulting

Revenues in the Forensic and Litigation Consulting segment increased $8.6 million, or 6.2%, to $147.6 million in the quarter compared to $139.0 million in the prior year quarter. The increase in revenues was primarily due to higher demand for data & analytics, disputes and construction solutions services. Adjusted Segment EBITDA of $21.2 million, or 14.4% of segment revenues, compared to $31.8 million, or 22.9% of segment revenues, in the prior year quarter. Adjusted Segment EBITDA declined compared to the prior year quarter, as the increase in revenues was more than offset by higher compensation, primarily related to a 16.7% increase in billable headcount.

Economic Consulting

Revenues in the Economic Consulting segment decreased $10.1 million, or 7.1%, to $132.1 million in the quarter compared to $142.3 million in the prior year quarter. The decrease in revenues was largely due to lower demand for financial economics and non-merger and acquisition-related antitrust services, as well as lower realized rates for international arbitration services, which was partially offset by higher demand for merger and acquisition-related antitrust services. Adjusted Segment EBITDA of $12.7 million, or 9.6% of segment revenues, compared to $24.0 million, or 16.9% of segment revenues, in the prior year quarter. The decrease in Adjusted Segment EBITDA was primarily due to lower revenues, as well as higher compensation and benefits expenses, primarily related to a 13.3% increase in billable headcount, and higher SG&A expenses.

Technology

Revenues in the Technology segment increased $7.4 million, or 14.4%, to $58.7 million in the quarter compared to $51.3 million in the prior year quarter. The increase in revenues was primarily due to higher demand for merger and acquisition-related and global cross-border investigation services. Adjusted Segment EBITDA of $14.5 million, or 24.7% of segment revenues, compared to $12.7 million, or 24.8% of segment revenues, in the prior year quarter. The increase in Adjusted Segment EBITDA was due to higher revenues, which was partially offset by higher compensation, primarily related to an 18.7% increase in billable headcount and higher variable compensation, as well as higher SG&A expenses.

Strategic Communications

Revenues in the Strategic Communications segment increased $0.7 million, or 1.2%, to $58.4 million in the quarter compared to $57.7 million in the prior year quarter. Excluding the estimated negative impact from FX, revenues increased $1.5 million, or 2.5%, compared to the prior year quarter. The increase in revenues was primarily due to higher demand for public affairs services. Adjusted Segment EBITDA of $8.8 million, or 15.0% of segment revenues, compared to $11.5 million, or 20.0% of segment revenues, in the prior year quarter. Adjusted Segment EBITDA declined compared to the prior year quarter, as the increase in revenues was more than offset by higher compensation and benefits expenses, primarily related to a 14.7% increase in billable headcount, as well as higher SG&A expenses.

First Quarter 2020 Conference Call

FTI Consulting will host a conference call for analysts and investors to discuss first quarter 2020 financial results at 9:00 a.m. Eastern Time on Thursday, April 30, 2020. The call can be accessed live and will be available for replay over the internet for 90 days by logging onto the Company’s investor relations website here.

About FTI Consulting

FTI Consulting, Inc. is a global business advisory firm dedicated to helping organizations manage change, mitigate risk and resolve disputes: financial, legal, operational, political & regulatory, reputational and transactional. With more than 5,500 employees located in 27 countries, FTI Consulting professionals work closely with clients to anticipate, illuminate and overcome complex business challenges and make the most of opportunities. The Company generated $2.35 billion in revenues during the fiscal year 2019. More information can be found at www.fticonsulting.com.

Use of Non-GAAP Measures

In the accompanying analysis of financial information, we sometimes use information derived from consolidated and segment financial information that may not be presented in our financial statements or prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Certain of these measures are considered “non-GAAP financial measures” under the U.S. Securities and Exchange Commission (“SEC”) rules. Specifically, we have referred to the following non-GAAP financial measures:

•	Total Segment Operating Income

•	Adjusted EBITDA

•	Total Adjusted Segment EBITDA

•	Adjusted EBITDA Margin

•	Adjusted Net Income

•	Adjusted Earnings per Diluted Share

•	Free Cash Flow

We have included the definitions of Segment Operating Income and Adjusted Segment EBITDA, which are GAAP financial measures, below in order to more fully define the components of certain non-GAAP financial measures presented in this press release. We define Segment Operating Income as a segment’s share of consolidated operating income. We define Total Segment Operating Income, which is a non-GAAP financial measure, as the total of Segment Operating Income for all segments, which excludes unallocated corporate expenses. We use Segment Operating Income for the purpose of calculating Adjusted Segment EBITDA. We define Adjusted Segment EBITDA as a segment’s share of consolidated operating income before depreciation, amortization of intangible assets, remeasurement of acquisition-related contingent consideration, special charges and goodwill impairment charges. We use Adjusted Segment EBITDA as a basis to internally evaluate the financial performance of our segments because we believe it reflects current core operating performance and provides an indicator of the segment’s ability to generate cash. We define Adjusted EBITDA Margin, which is a non-GAAP financial measure, as Adjusted EBITDA as a percentage of total revenues.

We define Total Adjusted Segment EBITDA, which is a non-GAAP financial measure, as the total of Adjusted Segment EBITDA for all segments, which excludes unallocated corporate expenses. We define Adjusted EBITDA, which is a non-GAAP financial measure, as consolidated net income before income tax provision, other non-operating income (expense), depreciation, amortization of intangible assets, remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges, gain or loss on sale of a business and losses on early extinguishment of debt. We believe that these non-GAAP financial measures, when considered together with our GAAP financial results and GAAP financial measures, provide management and investors with a more complete understanding of our operating results, including underlying trends. In addition, EBITDA is a common alternative measure of operating performance used by many of our competitors. It is used by investors, financial analysts, rating agencies and others to value and compare the financial performance of companies in our industry. Therefore, we also believe that these non-GAAP financial measures, considered along with corresponding GAAP financial measures, provide management and investors with additional information for comparison of our operating results with the operating results of other companies.

We define Adjusted Net Income and Adjusted Earnings per Diluted Share (“Adjusted EPS”), which are non-GAAP financial measures, as net income and earnings per diluted share (“EPS”), respectively, excluding the impact of remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges, losses on early extinguishment of debt, non-cash interest expense on convertible notes and the gain or loss on sale of a business. We use Adjusted Net Income for the purpose of calculating Adjusted EPS. Management uses Adjusted EPS to assess total Company operating performance on a consistent basis. We believe that these non-GAAP financial measures, when considered together with our GAAP financial results and GAAP financial measures, provide management and investors with an additional understanding of our business operating results, including underlying trends.

We define Free Cash Flow, which is a non-GAAP financial measure, as net cash provided by operating activities less cash payments for purchases of property and equipment. We believe this non-GAAP financial measure, when considered together with our GAAP financial results, provides management and investors with an additional understanding of the Company’s ability to generate cash for ongoing business operations and other capital deployment.

Non-GAAP financial measures are not defined in the same manner by all companies and may not be comparable with other similarly titled measures of other companies. Non-GAAP financial measures should be considered in addition to, but not as a substitute for or superior to, the information contained in our Consolidated Statements of Comprehensive Income. Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial tables accompanying this press release.

Safe Harbor Statement

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which involve uncertainties and risks. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues, future results and performance, expectations, plans or intentions relating to acquisitions, share repurchases and other matters, business trends and other information that is not historical, including statements regarding estimates of our future financial results. When used in this press release, words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, estimates of our future financial results, are based upon our expectations at the time we make them and various assumptions. Our expectations, beliefs and projections are expressed in good faith, and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and estimates will be achieved, and the Company’s actual results may differ materially from our expectations, beliefs and estimates. Further, preliminary results are subject to normal year-end adjustments. The Company has experienced fluctuating revenues, operating income and cash flows in prior periods and expects that this will occur from time to time in the future. Other factors that could cause such differences include declines in demand for, or changes in, the mix of services and products that we offer; the mix of the geographic locations where our clients are located or where services are performed; fluctuations in the price per share of our common stock; adverse financial, real estate or other market and general economic conditions; the impact of the COVID-19 pandemic and related events that are beyond our control, which could affect our segments, practices and the geographic regions in which we conduct business differently and adversely; and other future events, which could impact each of our segments, practices and the geographic regions in which we conduct business differently and could be outside of our control; the pace and timing of the consummation and integration of future acquisitions; the Company’s ability to realize cost savings and efficiencies, competitive and general economic conditions; retention of staff and clients; new laws and regulations or changes thereto; and other risks described under the heading “Item 1A, Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 25, 2020 and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 filed with the SEC on April 30, 2020, including the risks set forth under “Risks Related to Our Reportable Segments” and “Risks Related to Our Operations,” and in the Company’s other filings with the SEC. We are under no duty to update any of the forward-looking statements to conform such statements to actual results or events and do not intend to do so.

FINANCIAL TABLES FOLLOW

# # #

FTI CONSULTING, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	March 31,	December 31,
	2020	2019
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$223,063	$369,373
Accounts receivable:
Billed receivables	584,620	540,584
Unbilled receivables	436,944	418,288
Allowances for doubtful accounts and unbilled services	(284,666)	(265,500)

Accounts receivable, net	736,898	693,372
Current portion of notes receivable	31,942	35,106
Prepaid expenses and other current assets	74,544	80,810

Total current assets	1,066,447	1,178,661
Property and equipment, net	92,852	93,672
Operating lease assets	149,570	159,777
Goodwill	1,191,948	1,202,767
Other intangible assets, net	35,682	38,432
Notes receivable, net	63,801	69,033
Other assets	36,881	40,800

Total assets	$2,637,181	$2,783,142

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable, accrued expenses and other	$170,930	$158,936
Accrued compensation	240,192	416,903
Billings in excess of services provided	40,219	36,698

Total current liabilities	451,341	612,537
Long-term debt, net	328,193	275,609
Noncurrent operating lease liabilities	163,594	176,378
Deferred income taxes	152,347	151,352
Other liabilities	73,022	78,124

Total liabilities	1,168,497	1,294,000

Stockholders’ equity
Preferred stock, $0.01 par value; shares authorized — 5,000; none outstanding	—	—
Common stock, $0.01 par value; shares authorized — 75,000; shares issued and outstanding — 37,110 (2020) and 37,390 (2019)	371	374
Additional paid-in capital	170,062	216,162
Retained earnings	1,470,200	1,413,453
Accumulated other comprehensive loss	(171,949)	(140,847)

Total stockholders’ equity	1,468,684	1,489,142

Total liabilities and stockholders’ equity	$2,637,181	$2,783,142

FTI CONSULTING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(in thousands, except per share data)

	Three Months Ended March 31,
	2020	2019
	(unaudited)
Revenues	$604,593	$551,274

Operating expenses
Direct cost of revenues	402,247	349,066
Selling, general and administrative expenses	126,959	113,185
Amortization of other intangible assets	2,331	1,861

	531,537	464,112

Operating income	73,056	87,162

Other income (expense)
Interest income and other	5,017	159
Interest expense	(4,861)	(4,746)

	156	(4,587)

Income before income tax provision	73,212	82,575
Income tax provision	16,465	19,930

Net income	$56,747	$62,645

Earnings per common share — basic	$1.56	$1.69

Weighted average common shares outstanding — basic	36,415	36,981

Earnings per common share — diluted	$1.49	$1.64

Weighted average common shares outstanding — diluted	38,190	38,219

Other comprehensive income (loss), net of tax
Foreign currency translation adjustments, net of tax expense of $0	$(31,102)	$5,223

Total other comprehensive income (loss), net of tax	(31,102)	5,223

Comprehensive income	$25,645	$67,868

FTI CONSULTING, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, except per share data)

	Three Months Ended March 31,
	2020	2019
	(Unaudited)
Net income	$56,747	$62,645
Add back:
Non-cash interest expense on convertible notes	2,225	2,108
Tax impact of non-cash interest expense on convertible notes	(579)	(547)
Tax impact of gain on sale of business (1)	—	(2,097)

Adjusted net income	$58,393	$62,109

Earnings per common share — diluted	$1.49	$1.64
Add back:
Non-cash interest expense on convertible notes	0.06	0.05
Tax impact of non-cash interest expense on convertible notes	(0.02)	(0.01)
Tax impact of gain on sale of business (1)	—	(0.05)

Adjusted earnings per common share — diluted	$1.53	$1.63

Weighted average number of common shares outstanding — diluted	38,190	38,219

(1)	For Q1 2019, represents a discrete tax adjustment resulting from a change in estimate related to the accounting for the sale of our Ringtail e-discovery software and related business.

Three Months Ended March 31, 2020 (unaudited)	Corporate Finance & Restructuring	Forensic and Litigation Consulting	Economic Consulting	Technology	Strategic Communications	Unallocated Corporate	Total
Net income							$56,747
Interest income and other							(5,017)
Interest expense							4,861
Income tax provision							16,465

Operating income	$46,664	$19,506	$11,396	$11,589	$7,492	$(23,591)	$73,056
Depreciation and amortization	979	1,416	1,270	2,895	586	677	7,823
Amortization of other intangible assets	1,303	286	44	—	698	—	2,331

Adjusted EBITDA	$48,946	$21,208	$12,710	$14,484	$8,776	$(22,914)	$83,210

Three Months Ended March 31, 2019 (unaudited)	Corporate Finance & Restructuring	Forensic and Litigation Consulting	Economic Consulting	Technology	Strategic Communications	Unallocated Corporate	Total
Net income							$62,645
Interest income and other							(159)
Interest expense							4,746
Gain on sale of business							—
Income tax provision							19,930

Operating income	$35,684	$30,440	$22,489	$10,436	$10,216	$(22,103)	$87,162
Depreciation and amortization	910	1,086	1,507	2,287	574	702	7,066
Amortization of other intangible assets	767	291	44	—	759	—	1,861

Adjusted EBITDA	$37,361	$31,817	$24,040	$12,723	$11,549	$(21,401)	$96,089

FTI CONSULTING, INC.

OPERATING RESULTS BY BUSINESS SEGMENT

	Segment Revenues	Adjusted EBITDA	Adjusted EBITDA Margin	Utilization	Average Billable Rate	Revenue- Generating Headcount
	(in thousands)					(at period end)
Three Months Ended March 31, 2020 (unaudited)
Corporate Finance & Restructuring	$207,749	$48,946	23.6%	69%	$456	1,248
Forensic and Litigation Consulting	147,597	21,208	14.4%	58%	$342	1,393
Economic Consulting	132,138	12,710	9.6%	68%	$466	810
Technology (1)	58,723	14,484	24.7%	N/M	N/M	374
Strategic Communications (1)	58,386	8,776	15.0%	N/M	N/M	755

	$604,593	$106,124	17.6%			4,580

Unallocated Corporate		(22,914)

Adjusted EBITDA		$83,210	13.8%

Three Months Ended March 31, 2019 (unaudited)
Corporate Finance & Restructuring	$160,966	$37,361	23.2%	70%	$443	982
Forensic and Litigation Consulting	138,997	31,817	22.9%	67%	$342	1,194
Economic Consulting	142,271	24,040	16.9%	77%	$511	715
Technology (1)	51,336	12,723	24.8%	N/M	N/M	315
Strategic Communications (1)	57,704	11,549	20.0%	N/M	N/M	658

	$551,274	$117,490	21.3%			3,864

Unallocated Corporate		(21,401)

Adjusted EBITDA		$96,089	17.4%

N/M — Not meaningful

(1)

The majority of the Technology and Strategic Communications segments’ revenues are not generated based on billable hours. Accordingly, utilization and average billable rate metrics are not presented as they are not meaningful as a segment-wide metric.

FTI CONSULTING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended March 31,
	2020	2019
	(unaudited)
Operating activities
Net income	$56,747	$62,645
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	7,823	7,066
Amortization and impairment of other intangible assets	2,331	1,861
Acquisition-related contingent consideration	506	93
Provision for doubtful accounts	3,872	3,784
Share-based compensation	7,454	6,393
Amortization of debt discount and issuance costs	2,978	2,860
Deferred income taxes	545	8,752
Other	—	(42)
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable, billed and unbilled	(60,963)	(95,746)
Notes receivable	7,051	9,653
Prepaid expenses and other assets	9,442	5,979
Accounts payable, accrued expenses and other	11,136	(450)
Income taxes	(667)	2,534
Accrued compensation	(176,070)	(123,260)
Billings in excess of services provided	4,253	5,792

Net cash used in operating activities	(123,562)	(102,086)

Investing activities
Purchases of property and equipment	(8,236)	(10,153)
Other	8	72

Net cash used in investing activities	(8,228)	(10,081)

Financing activities
Borrowings under revolving line of credit	55,000	—
Repayments under revolving line of credit	(5,000)	—
Purchase and retirement of common stock	(49,135)	(21,883)
Net issuance of common stock under equity compensation plans	(5,583)	(605)
Payments for business acquisition liabilities	—	(1,282)
Deposits and other	3,870	1,003

Net cash used in financing activities	(848)	(22,767)

Effect of exchange rate changes on cash and cash equivalents	(13,672)	2,106

Net decrease in cash and cash equivalents	(146,310)	(132,828)
Cash and cash equivalents, beginning of period	369,373	312,069

Cash and cash equivalents, end of period	$223,063	$179,241

FTI CONSULTING, INC.

RECONCILIATION OF NET CASH USED IN OPERATING ACTIVITIES TO FREE CASH FLOW

(in thousands)

	Three Months Ended March 31,
	2020	2019
Net cash used in operating activities	$(123,562)	$(102,086)
Purchases of property and equipment	(8,236)	(10,153)

Free Cash Flow	$(131,798)	$(112,239)